UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ARLO TECHNOLOGIES, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Arlo Technologies, Inc.
2200 Faraday Ave., Suite #150
Carlsbad, California 92008

To Be Held On June 23, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Arlo Technologies, Inc., a Delaware corporation (the “Company” or “Arlo”). The Annual Meeting will be held virtually. You will be able to attend the Annual Meeting online by visiting http://www.virtualshareholdermeeting.com/ARLO2023, where you will be able to listen to the meeting live and vote. You will need to have the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”). The meeting will be held on Friday June 23, 2023 at 9:30 a.m. (Pacific Time) for the following purposes:
1.	To elect the three nominees for Class II directors named herein to hold office until the 2026 annual meeting of stockholders.
2.
To ratify the selection by the Audit Committee of the Board of Directors (the “Audit Committee”) of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023.

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 24, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors,

Ralph E. Faison
Chairman of the Board of Directors
Carlsbad, California
April 28, 2023
You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the meeting online. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROPOSAL ONE

ELECTION OF DIRECTORS
The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has seven members. There are three Class II directors whose term of office expires in 2023: Messrs. Summers and Aggarwal and Ms. Rothstein were previously elected by the stockholders. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement, which is three. Messrs. Summers and Aggarwal and Ms. Rothstein, each a current director, were each recommended for nomination to the Board at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”). If elected at the Annual Meeting, Messrs. Summers and Aggarwal and Ms. Rothstein would each serve until the 2026 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. All of our directors attended our 2022 Annual Meeting of Stockholders.
Directors are elected at the Annual Meeting by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Because we have not received notice from any stockholders that they intend to nominate candidates for election as directors at the Annual Meeting, we expect that the nominees will be elected at the Annual Meeting. However, the Board has adopted a Majority Voting in Uncontested Elections Policy pursuant to which any nominee for director at the Annual Meeting would be required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director receives a greater number of “Withhold” votes than votes “For” at such Annual Meeting. For more information on this policy see the section titled “Information Regarding the Board of Directors and Corporate Governance—Corporate Governance Guidelines.”
Board Diversity
We believe our Board reflects diverse perspectives, including with respect to skills, experience and backgrounds, that represent the interests of our stakeholders. Three members of our Board are women and two self-identify as being from an underrepresented community. In addition, our Board members have a broad range of experience in industries such as technology, telecommunications and finance. Four of our Board members currently have, or have had, experience serving on the boards of directors of other public companies.
Nominees
The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that the nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why such member believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 1

Nominees for Election for a Three-Year Term Expiring at the 2026 Annual Meeting

Grady Summers has served as a member of our Board since August 2018. Prior to joining our Board, Mr. Summers served on the board of directors of NETGEAR, Inc. (“NETGEAR”) from January 2016 to August 2018. Mr. Summers currently serves as Executive Vice President, Product of SailPoint Technologies, Inc., a leading provider of enterprise identity governance solutions. From 2014 to 2020, Mr. Summers served in various roles at FireEye, Inc., a manufacturer of flame safeguard controls and burner management systems, most recently as the Executive Vice President and Chief Technology Officer. He joined FireEye through its 2014 acquisition of Mandiant. From 2012 - 2014 while at Mandiant, Mr. Summers served as the Vice President of Strategic Solutions and led the company’s strategic consulting and customer success divisions. From 2010 to 2012, Mr. Summers was a principal at Ernst & Young (“E&Y”). From 1999 to 2010, he held various roles at General Electric, most recently as the Chief Information Security Officer overseeing GE's large global information security organization.

Qualifications:

Mr. Summers has years of quality experience reviewing, leading, designing and implementing cybersecurity programs. He provides Arlo with technology perspectives, strategic insight and cybersecurity oversight. Mr. Summers is an expert in addressing the security and privacy challenges that Arlo faces in today’s connected world and the Nominating and Corporate Governance Committee believes Mr. Summers is qualified to serve as a member of our Board.

Grady K. Summers
Age 46 Director since 2018 Board Committees: Cybersecurity and Privacy (Chair), Compensation and Human Capital Other Current Public Company Boards: None

Prashant (Sean) Aggarwal has served as a member of our Board since October 2018. Mr. Aggarwal has served as Chief Executive Officer of Soar Capital Partners since 2016, where he focuses on investments in early-stage technology companies. From 2011 to 2015, Mr. Aggarwal was Chief Financial Officer of Trulia, Inc., an online real estate company, where he directed the company’s successful initial public offering in 2012. From 2008 to 2011, Mr. Aggarwal served as Vice President of Finance at PayPal, Inc., an online payments company. From 2003 to 2008, Mr. Aggarwal worked at eBay, Inc., an online commerce company, in various finance roles including Vice President of Finance. Prior to eBay, Mr. Aggarwal was Director of Finance at Amazon, Inc., an online commerce company. Mr. Aggarwal started his career in investment banking with Merrill Lynch, Pierce, Fenner & Smith Incorporated. Mr. Aggarwal also currently serves on the board of directors of Lyft, Inc., a transportation company that connects drivers with riders and Sonder Holdings, Inc., a hospitality company.

Qualifications:

Mr. Aggarwal has significant operational and finance experience as an executive and board member of technology companies. He has led organizations through periods of rapid top-line growth and expansion into international markets. The Nominating and Corporate Governance Committee believes that Mr. Aggarwal’s deep understanding of finance, financial reporting, strategy, operations and risk management qualifies him to serve as a member of our Board.

Prashant (Sean) Aggarwal
Age 57 Director since 2018 Board Committees: Nominating and Corporate Governance, Compensation and Human Capital, Audit Other Current Public Company Boards: Lyft, Inc. (Chair) and Sonder Holdings Inc.

2

PROPOSAL ONE

Amy Rothstein has served as a member of our Board since May 2019. Ms. Rothstein currently serves as Chief Legal Officer and Head of Corporate Development for Tremor International Ltd., a leading provider of digital video brand advertising solutions, where she is responsible for managing the global legal affairs of the group and driving operational and strategic goals. Ms. Rothstein also previously served as Chief Operating Officer of Tremor International. Ms. Rothstein joined Tremor International through its acquisition of RhythmOne Plc in 2019, at which time Ms. Rothstein served as Executive Vice President, Chief Legal Officer and Chief Operating Officer of RhythmOne. Ms. Rothstein joined RhythmOne through its acquisition of YuMe Inc. where since 2013, she served as YuMe’s Deputy General Counsel and then General Counsel. Prior to joining YuMe, Ms. Rothstein served as the Director of Mergers and Acquisitions for North America for Hewlett Packard Inc. where she led and supported a variety of complex transactions and provided governance counsel. She has also held associate positions with Weil, Gotshal and Manges LLP and Cooley LLP advising clients on a wide variety of securities, mergers and acquisitions, commercial and governance matters.

Qualifications:

Ms. Rothstein has significant legal and operational experience as an executive in technology and advertising companies. The Nominating and Corporate Governance Committee believes that Ms. Rothstein’s extensive experience evaluating and executing complex strategic transactions including mergers and acquisitions and advising public company technology boards qualifies her to serve as a member of our Board.

Amy Rothstein
Age 48 Director since 2019 Board Committees: Audit, Nominating and Corporate Governance, Cybersecurity and Privacy, Strategic Other Current Public Company Boards: None

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NAMED NOMINEES.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 3

CONTINUING DIRECTORS

Directors Continuing in Office Until the 2024 Annual Meeting

Matthew McRae has served as our Chief Executive Officer since February 2018 and as a member of our Board since August 2018. Mr. McRae served as Senior Vice President of Strategy of NETGEAR from October 2017 until August 2018. Mr. McRae previously served as the Chief Technology Officer of Vizio Inc., a consumer electronics company, from 2010 to 2017, and prior to that served as its Vice President and General Manager, Advanced Products Group, from 2008 to 2010. From 2007 to 2008, Mr. McRae was Vice President of Marketing and Business Development of Fabrik (now part of HGST, Inc.), a provider of data storage and next generation web services, and prior to that, from 2001 to 2007, was the Senior Director, Worldwide Business Development at Cisco Systems Inc., a leader in networking services. Mr. McRae has served on the board of directors of Violux, a private technology company, since September 2020 and Within, a private technology company, since May 2020. He previously served on the board of directors of Dedicated Hosting Services, Inc., UC Irvine Institute for Innovation and the Leatherby Center for Entrepreneurship and Business Ethics at the Business School of Chapman University.

Qualifications:

The Nominating and Corporate Governance Committee believes that Mr. McRae’s extensive industry experience in leadership positions at consumer electronics and technology companies qualifies him to serve as a member of our Board.

Matthew McRae
Age 49 Director since 2018 Board Committees: None Other Current Public Company Boards: None

Catriona Fallon has served as a member of our Board since August 2021. She is an Executive Advisor, CFO and Investor, helping companies achieve outpaced performance. Ms. Fallon currently serves on the Board of Directors for Palomar Holdings, Inc., a publicly traded specialty insurance company, and General Fusion, a privately held Canadian company which is pursuing the fastest and most practical path to commercial fusion energy. Ms. Fallon previously served on the Board of Directors of publicly traded Cray Inc., until its acquisition by Hewlett Packard Enterprise. In addition to her directorships, Ms. Fallon also has served as CFO for several technology companies, including Aktana from 2021 to 2022, a software and services company, and Hitachi Vantara from 2019 to 2020, a multi-billion-dollar digital solutions subsidiary of Hitachi, Ltd. Prior to her employment at Hitachi Vantara, Mr. Fallon was CFO at Silver Spring Networks from 2017 to 2018 where she helped to execute the sale of the company to Itron. From 2015 to 2017, Ms. Fallon was EVP and CFO at Marin Software, a company providing software as a service to optimize online advertising. Ms. Fallon additionally has held leadership positions across a variety of technology companies including Cognizant Technology Solutions and Hewlett-Packard. She also has served as an equity analyst at Citigroup Investment Research and held roles with Piper Jaffray & Company, and McKinsey & Company.

Qualifications:

Ms. Fallon brings more than twenty years of strategic finance expertise and leadership experience to her role as a board director via her significant operational and finance experience as a board member and executive of various technology companies. The Nominating and Corporate Governance Committee believes that Ms. Fallon’s understanding of finance, financial reporting, strategy, corporate efficiencies and risk management qualifies her to serve as a member of our Board.

Catriona M. Fallon
Age 52 Director since 2021 Board Committees: Audit (Chair), Cybersecurity and Privacy Other Current Public Company Boards: Palomar Holdings, Inc.
4

PROPOSAL ONE
Directors Continuing in Office Until the 2025 Annual Meeting

Ralph E. Faison has served as the Chairman of our Board since August 2018. Prior to joining our Board, Mr. Faison served on the board of directors of NETGEAR from August 2003 to August 2018. Mr. Faison is currently a private investor. From 2011 to 2014, Mr. Faison served as the President and Chief Executive Officer and chair of the board of directors of Pulse Electronics Corporation, a public company and manufacturer of electronic components. From 2003 through 2007, Mr. Faison served as Chief Executive Officer of Andrew Corporation, a public company and manufacturer of communications equipment and systems. He also served at various times as President, Chief Operating Officer, and Director at Andrew Corporation. From 2001 to 2002, Mr. Faison was President and Chief Executive Officer of Celiant Corporation, a manufacturer of power amplifiers and wireless radio frequency systems, which was acquired by Andrew Corporation. From 1997 to 2001, Mr. Faison was Vice President of the New Ventures Group at Lucent Technologies, Inc., a communications service provider, and from 1995 to 1997, he was Vice President of advertising and brand management at Lucent. Prior to joining Lucent, Mr. Faison also held various positions at AT&T, a voice and data communications company, including as Vice President and General Manager of AT&T’s wireless business unit and manufacturing Vice President for its consumer products unit in Bangkok, Thailand. Mr. Faison also serves on the board of directors of Vislink Technologies, Inc., a public company that produces wireless broadcast video cameras for the commercial broadcast and military markets.

Qualifications:

Mr. Faison has extensive experience in leading and managing large international companies. He is well-versed in the complex manufacturing and distribution systems that today’s multinational companies implement. The Nominating and Corporate Governance Committee believes that Mr. Faison, as a previous public company chair and chief executive officer, is able to advise Arlo on many aspects of public company governance and management and is qualified to serve as a member of our Board.

Ralph E. Faison

Age 64

Director since 2018

Board Committees:
Chairman of the Board, Nominating and Corporate Governance (Chair), Compensation and Human Capital, Cybersecurity and Privacy, Strategic (Chair)

Other Current Public Company Boards: Vislink Technologies, Inc.

Jocelyn E. Carter-Miller has served as a member of our Board since August 2018. Prior to joining our Board, Ms. Carter-Miller served on the board of directors of NETGEAR from January 2009 to August 2018. Since 2001, Ms. Carter-Miller has been President of TechEdVentures, Inc. and since 2013 has been President of SoulTranSync, LLC, both of which are entrepreneurial ventures specializing in the development and marketing of high performance educational and personal/ community empowerment programming. Ms. Carter-Miller also leads Jocelyn Carter-Miller, LLC, a business consulting firm, as President since 2016. From 2002 to 2004, Ms. Carter-Miller served as Executive Vice President and Chief Marketing Officer of Office Depot, Inc. Prior to that, Ms. Carter-Miller spent a decade with Motorola, Inc., initially as a Director of Marketing and Network Service Quality, then as Vice President and GM of International Networks Division Latin America and EMEA Operations, and ultimately as Corporate Vice President and Chief Marketing Officer. She also spent ten years at Mattel, Inc. in marketing, product development and strategic business planning roles. Ms. Carter-Miller also currently serves on the board of directors of Principal Financial Group, Inc., Interpublic Group of Companies, Inc. and Backblaze, Inc.

Qualifications:

Ms. Carter-Miller provides an in-depth understanding of marketing to home users and small businesses based on her extensive marketing and executive experience at various public companies serving those consumers. The Nominating and Corporate Governance Committee believes that Ms. Carter-Miller’s expertise gained from her time on the boards of large public companies provides an important perspective on corporate governance best practices and procedures that can be applied at Arlo and qualifies her to serve as a member of our Board.

Jocelyn E. Carter-Miller

Age 65

Director since 2018

Board Committees:
Compensation and Human Capital (Chair), Audit, Strategic

Other Current Public Company Boards: Principal Financial Group, Inc., Interpublic Group of Companies, Inc., Backblaze, Inc.

Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 5

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Overview
Arlo combines an intelligent cloud infrastructure and mobile app with a variety of smart connected devices that are transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Our cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. Since the launch of our first product in December 2014, we have shipped over 28.4 million smart connected devices. As of April 2, 2023, the Arlo platform had approximately 7.5 million cumulative registered accounts across more than 100 countries around the world, 2.0 million of which were paid services subscribers. To date, we have launched several categories of award-winning smart connected devices, including wired and wire-free smart Wi-Fi and LTE-enabled cameras, audio and video doorbells, floodlight cameras and home security systems. In addition, Arlo’s broad compatibility allows the platform to seamlessly integrate with third-party internet-of-things products and protocols, such as Amazon Alexa, Apple HomeKit, Apple TV, Google Assistant, IFTTT, Stringify and Samsung SmartThings. We plan to continue to introduce new smart connected devices to the Arlo platform both in cameras and other categories, increase the number of registered accounts on our platform, keep them highly engaged through our mobile app and generate incremental recurring revenue by offering them paid subscription services.
Independence of the Board of Directors
As required under the New York Stock Exchange (“NYSE”) listing standards, a majority of the members of a listed board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the senior management and independent auditors, the Board has affirmatively determined that the following six directors are independent directors under the applicable rules of the NYSE: Mses. Carter-Miller, Rothstein and Fallon and Messrs. Faison, Summers and Aggarwal. In making this determination, the Board found that none of our directors had a material or other disqualifying relationship with the Company. Mr. McRae is not considered independent because he is an executive officer of the Company.
Board Leadership Structure
The Board has an independent Chair, Mr. Faison, who has authority to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board, among other things. Accordingly, the Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we have a separate chair for each committee of the Board. The chair of each committee is expected to report to the Board from time to time, or whenever so requested by the Board, on the activities of his or her committee in fulfilling that chair’s responsibilities as detailed in its respective committee charter or specify any shortcomings should that be the case. In addition, we believe that having a separate Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having a separate Chair can enhance the effectiveness of the Board as a whole.
6

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation and Human Capital Committee of the Board (the “Compensation and Human Capital Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Cybersecurity and Privacy Committee of the Board (the “Cybersecurity and Privacy Committee”) has the responsibility to oversee risks related to our information technology systems and processes, including privacy, network security and data security.
Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
Meetings of the Board of Directors
The Board met four times (including regularly scheduled and special meetings) and acted by unanimous written consent five times during 2022. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served in 2022 during the period in which he or she served on our Board or the respective committees of our Board.
In fiscal year 2022, our independent directors met two times in an executive session at which Mr. Faison presided and only independent directors were present.
Information Regarding Committees of the Board of Directors
The Board has an Audit Committee, a Compensation and Human Capital Committee, a Nominating and Corporate Governance Committee, a Cybersecurity and Privacy Committee and a Strategic Committee. The following table provides membership and meeting information for fiscal year 2022 for each of the committees of the Board that existed in fiscal year 2022:
Name	Audit	Compensation and Human Capital	Nominating and Corporate Governance	Cybersecurity and Privacy	Strategic
Ralph E. Faison *		X	Chair	X	Chair
Matthew McRae
Prashant (Sean) Aggarwal(1) *	X	X	X
Grady K. Summers(2)*		X		Chair
Jocelyn E. Carter-Miller *	X	Chair			X
Catriona Fallon(3)*	Chair			X
Amy Rothstein(4) *	X		X	X	X
Total meetings in 2022	8	5	4	4	—
*	Independent Director
(1)	Mr. Aggarwal previously served on the Cybersecurity and Privacy Committee from October 2018 to July 2022.
(2)	Mr. Summers was appointed as a member of the Compensation and Human Capital Committee in July 2022 and previously served on the Audit Committee from August 2018 to July 2022.
(3)	Ms. Fallon was appointed as a member of the Cybersecurity and Privacy Committee in July 2022.
(4)	Ms. Rothstein was appointed as a member of the Cybersecurity and Privacy Committee in July 2022.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 7

Below is a description of each committee of the Board.
The Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes, internal controls, independent auditor relationships, and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:
•	overseeing management’s establishment and maintenance of adequate systems of internal controls over financial reporting;
•	overseeing our legal and regulatory compliance programs;
•	reviewing and assessing management’s policies and processes for monitoring and controlling our financial risk exposures;
•	overseeing our financial reporting process, including the filing of financial reports; and
•	selecting independent auditors, evaluating their independence and performance and approving audit fees and terms.
The Audit Committee is comprised of four directors: Ms. Fallon, who chairs the committee, Mses. Carter-Miller and Rothstein and Mr. Aggarwal.
The Board has adopted a written Audit Committee charter that is available to stockholders on the “Investor Relations” section of the website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report to Stockholders (the “Annual Report”).
The Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual).
The Board has also determined that Ms. Fallon and Mr. Aggarwal qualify as “audit committee financial experts,” as defined in applicable Securities and Exchange Commission (the “SEC”) rules. The Board made a qualitative assessment of their level of knowledge and experience based on a number of factors, including their formal education and previous and current experience in financial roles.
8

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report.
Catriona Fallon (Chair)
Jocelyn E. Carter-Miller
Prashant (Sean) Aggarwal
Amy Rothstein
* The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 9

Compensation and Human Capital Committee
The philosophy of the Compensation and Human Capital Committee is to ensure that we use exceptional talent practices relevant to our size and industry and provide compensation to our executive officers in such a manner as to attract and retain the best available personnel for positions of substantial responsibility in order to create a talent rich organization and ensure exceptional leadership, to provide incentives for such persons to perform to the best of their abilities and drive a highly ethical performance culture, and to promote the success of our business by delivering more sustainable returns and driving long-term value creation.
The Compensation and Human Capital Committee is comprised of four directors: Ms. Carter-Miller, who chairs the committee, and Messrs. Faison, Aggarwal and Summers. Our Board has determined that each of the members of our Compensation and Human Capital Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02 as applied to Compensation and Human Capital Committee members), and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has adopted a written Compensation and Human Capital Committee charter that is available to stockholders on the “Investor Relations” section of the website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
The Compensation and Human Capital Committee acts on behalf of the Board to review, adopt or recommend to the Board for adoption, and oversee the compensation strategy, policies, plans and programs. For this purpose, the Compensation and Human Capital Committee performs several functions, including, among other things:
•
reviewing and approving (or, if it deems appropriate, recommending to the full Board for its approval) our executive compensation programs and arrangements, including for our Chief Executive Officer and other executive officers;

•
reviewing and approving (or, if it deems appropriate, recommending to the full Board for its approval) the corporate goals and objectives relevant to the compensation of our executive officers, evaluating performance in light thereof and considering factors related to our performance and the accomplishment of our long-term business and financial goals;

•	providing oversight of our overall compensation goals and guidelines for our employees;
•	evaluating the competitiveness of the compensation of our executive officers (including our Chief Executive Officer) and our overall compensation plans;
•	overseeing the administration of our compensation policies, plans and benefit programs;
•	overseeing the development and monitoring the success of our human capital strategy; and
•
overseeing the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, which include, among other things, matters relating to our demographics, leadership excellence, talent management and development, talent acquisition, team member engagement, retention and attrition, and diversity, equity and inclusion.

Compensation and Human Capital Committee Processes and Procedures
Typically, the Compensation and Human Capital Committee meets at least quarterly and with greater frequency, if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation and Human Capital Committee, in consultation with management. The Compensation and Human Capital Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation and Human Capital Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation and Human Capital Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation and Human Capital Committee regarding his compensation or individual performance objectives. The charter of the Compensation and Human Capital Committee grants the Committee the authority to retain and obtain, at our expense, advice and assistance from a compensation consultant, legal counsel or other advisers that the Committee considers necessary to assist it in the performance of its duties and responsibilities as set forth in the charter of the Compensation and Human Capital Committee. The Compensation and Human Capital Committee has direct responsibility for the oversight of the work
10

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
of any advisers engaged for the purpose of advising the Committee. In particular, the Compensation and Human Capital Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation and Human Capital Committee may form and delegate authority to subcommittees as appropriate, and, to the extent required by SEC and NYSE rules, the Compensation and Human Capital Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation and Human Capital Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
The Compensation and Human Capital Committee engaged Compensia, Inc. (“Compensia”) as its compensation consultant. Compensia was retained to provide an assessment of our executive and director compensation programs in comparison to executive and director compensation programs at selected publicly-traded peer companies. As part of its engagement, Compensia was requested by the Compensation and Human Capital Committee to develop the peer group of comparative companies and to perform analyses of compensation levels for that group. Compensia developed peer group and related recommendations that were presented to the Compensation and Human Capital Committee for its consideration.
The Compensation and Human Capital Committee typically holds one or more meetings during the first quarter of the year to discuss and make recommendations to the Board for annual compensation adjustments, annual bonuses, annual equity awards, and new corporate performance objectives. However, the Compensation and Human Capital Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation and Human Capital Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation and Human Capital Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation and Human Capital Committee, which determines recommendations to the Board regarding any adjustments to his compensation as well as awards to be granted. As part of its deliberations for all executives and directors, the Compensation and Human Capital Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, compensation data from comparative companies, compensation surveys and recommendations of any compensation consultant.
Compensation and Human Capital Committee Interlocks and Insider Participation
As stated above, the Compensation and Human Capital Committee currently consists of Ms. Carter-Miller and Messrs. Faison, Aggarwal and Summers. No member of the Compensation and Human Capital Committee has ever been an officer or employee of Arlo. None of our executive officers currently serves, or has served during the last completed fiscal year, on a Compensation and Human Capital Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation and Human Capital Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 11

The Nominating and Corporate Governance Committee is comprised of three directors: Mr. Faison, who chairs the committee, and Mr. Aggarwal and Ms. Rothstein. Each of the members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the “Investor Relations” section of the website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report. The functions of this committee include, among other things:
•	recommending nominees for our Board and its committees;
•	recommending the size and composition of our Board and its committees;
•
reviewing and considering our practices and initiatives with respect to environmental, social and governance (“ESG”) matters expected to have a significant impact on its performance, business activities or reputation and periodically provide reports to the Board on ESG matters;

•	reviewing our corporate governance guidelines, corporate charters and proposed amendments to our certificate of incorporation and bylaws;
•	annually reviewing our succession planning process for members of our executive management team, and working with our Board in evaluating potential successors for these roles; and
•	reviewing and making recommendations to address stockholder proposals.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including with respect to age and gender), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. Although we do not have a formal policy on Board diversity, the Nominating and Corporate Governance Committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experience and other factors that contribute to our Board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board as a whole, when making decisions on director nominations.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by
12

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
delivering a written recommendation to the Committee at the following address: c/o Arlo Technologies, Inc., 2200 Faraday Ave., Suite #150, Carlsbad, California 92008, Attn: Corporate Secretary, no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of the stockholder on whose behalf the submission is made; the number of shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Cybersecurity and Privacy Committee
The Cybersecurity and Privacy Committee is comprised of four directors: Mr. Summers, who chairs the committee, Mr. Faison and Mses. Fallon and Rothstein. Each of the members of the Cybersecurity and Privacy Committee are “independent” under the applicable rules of the NYSE. The functions of this committee include, among other things:
•
overseeing the quality and effectiveness of our information security team, and policies and procedures with respect to its information technology systems, including but not limited to enterprise cybersecurity and privacy;

•	reviewing and providing oversight on the policies and procedures in preparation for responding to any material incidents;
•	reviewing periodically with management our disaster recovery capabilities;
•	overseeing our information technology senior management team relating to budgetary priorities based, in part, on assessing risk associated with various perceived cyber-threats;
•
annually evaluating the performance of the Cybersecurity and Privacy Committee, annually reviewing and assessing the adequacy of the charter, and recommending any proposed changes to the Board for approval;

•	annually reviewing the appropriateness and adequacy of our cyber-insurance coverage;
•	reviewing the quality and effectiveness from a cybersecurity and privacy perspective of our information technology processes that affect the internal controls over financial reporting; and
•	overseeing our management or risks related to its information and technology systems and processes.
The Board has adopted a written Cybersecurity and Privacy Committee charter that is available to stockholders on the “Investor Relations” section of the website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
Strategic Committee
The Strategic Committee is comprised of three directors: Mr. Faison, who chairs the committee, and Mses. Carter-Miller and Rothstein. Each of the members of the Strategic Committee are “independent” under the applicable rules of the NYSE. The Strategic Committee did not meet during the fiscal year. The functions of this committee include, among other things:
•	evaluating and making recommendations to the Board with respect to our overall strategic transaction and financing strategy; and
•
evaluating and working with management to negotiate the terms and conditions of any strategic transaction or of any financings and making recommendations to the Board with respect to such potential transactions and other alternative transactions.

The Board has adopted a written Strategic Committee charter that is available to stockholders on the “Investor Relations” section of the website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 13

Communications With the Board of Directors
Stockholders or interested parties who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of Arlo Technologies, Inc., 2200 Faraday Ave., Suite #150, Carlsbad, California 92008. These communications will be reviewed by the Corporate Secretary of Arlo who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
Code of Business Conduct and Ethics
The Board has adopted a code of business conduct and ethics (“Code of Ethics”) which applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available upon written request to the General Counsel and is located on the “Investor Relations” section of the website at www.arlo.com. If we amend or grant any waiver from a provision of its Code of Ethics that applies to its executive officers, we will publicly disclose such amendment or waiver on its website and as required by applicable law. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
Corporate Governance Guidelines
The Board documented the governance practices followed by adopting corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the business operations as needed and to make decisions that are independent of the management. The corporate governance guidelines are also intended to align the interests of directors and management with those of the stockholders. The corporate governance guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The corporate governance guidelines include a Majority Voting in Uncontested Elections Policy pursuant to which any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “Withhold” votes than votes “For” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.
The corporate governance guidelines, as well as the charters for each committee of the Board, may be viewed on the “Investor Relations” section of the website at www.arlo.com. The information on the website is not incorporated by reference into this Proxy Statement or our Annual Report.
Insider Trading Compliance Program and Prohibition on Hedging
The Board has adopted an Insider Trading Compliance Program that prohibits the executive officers, all other employees and non-employee directors as well as their family members from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to securities. In addition, this prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding securities, or pledging securities as collateral for loans or otherwise. We have appointed Brian Busse, the General Counsel and Corporate Secretary, as the Insider Trading Compliance Officer. In such capacity, Mr. Busse is generally responsible for the administration of our Insider Trading Compliance Program.
The Insider Trading Compliance Program may be viewed on the “Investor Relations” section of the website at www.arlo.com. The information on the website is not incorporated by reference into this Proxy Statement or our Annual Report.
14

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 2018. Representatives of PricewaterhouseCoopers LLP are expected to be present at our virtual Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The charter of the Audit Committee requires the Audit Committee to submit its selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm to the stockholders for their non-binding ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.
Audit and Non-Audit Fees
The following table represents aggregate professional services fees billed by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2022 and 2021:
	2022	2021
Audit Fees	$1,777,332	$1,701,958
Tax Fees	95,250	67,601
All Other Fees	900	900
Total Fees	$1,873,482	$1,770,459
Audit Fees. Consist of fees incurred for professional services by PricewaterhouseCoopers LLP for audit and quarterly review of our financial statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.
Tax Fees. Consists of fees incurred for professional services including assistance regarding federal, state and international tax compliance and related services, as well as professional services for tax advice and tax planning.
All Other Fees. Consists of fees incurred for use of an online disclosure checklist and accounting research tool provided by PricewaterhouseCoopers LLP.
All fees described above were pre-approved by our Audit Committee.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 15

Pre-Approval Policies and Procedures
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Our Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO.
16

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the date of this Proxy Statement is set forth below. The following table identifies our current executive officers, their age, and their respective offices and positions.
Name	Age	Position(s)
Matthew McRae	49	Chief Executive Officer and Director
Kurtis Binder(1)	52	Chief Financial Officer
Brian Busse	54	General Counsel and Corporate Secretary
(1) Mr. Binder joined the Company as Chief Financial Officer, effective September 26, 2022.
Matthew McRae. Matthew McRae has served as our Chief Executive Officer since February 2018 and as a member of our Board since August 2018. For additional information regarding Mr. McRae’s industry experience and education, see above under “Directors Continuing in Office Until the 2024 Annual Meeting.”
Kurtis Binder. Kurtis Binder joined Arlo in September 2022 as our Chief Financial Officer. From July 2017 to September 2022 Mr. Binder was Executive Vice President and Chief Financial Officer of CalAmp Corp., a provider of telematics devices and software services within the transportation and logistics industry. Prior to his time at CalAmp, Mr. Binder spent more than seven years as the Chief Financial Officer at VIZIO, Inc., a U.S. television and consumer electronics company. Before Vizio, Mr. Binder was the Chief Accounting Officer for Applied Medical Resources, Inc. and was also an Assurance and Advisory Business Services Partner at Ernst & Young LLP from 1997 to 2009. Mr. Binder has both his BBA and MBA in Accounting/Finance from Loyola University Maryland.
Brian Busse. Brian Busse has served as our General Counsel and Corporate Secretary since July 2018. Previously, Mr. Busse was NETGEAR’s Vice President Intellectual Property & Litigation where he was responsible for overseeing worldwide litigation, intellectual property, privacy and licensing matters. Before joining NETGEAR in September 2009, Mr. Busse served as Counsel in the Intellectual Property Litigation Department of O’Melveny & Myers LLP in Menlo Park, California beginning in December 2008 where he represented public and private technology companies in a wide range of intellectual property litigation matters, including all aspects of patent litigation, including trial, discovery, law and motion, and claim construction. Mr. Busse began practicing law with the New York firm of Skadden, Arps, Slate, Meagher & Flom LLP, advising clients on various areas of litigation. Mr. Busse holds a J.D. from The University of Texas at Austin School of Law, an M.S. and Ph.D. in Physics from Oregon State University, and a B.S. in Physics from Virginia Tech. Mr. Busse is admitted to practice law in California and New York.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from certain reporting persons that no other reports were required, during the fiscal year ended December 31, 2022, other than a Form 4 covering one transaction for Mr. Summers that was filed late on February 22, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the common stock as of March 10, 2023 by: (i) each director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known to be beneficial owners of more than 5% of our stock.
The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 90,759,679 shares outstanding on March 10, 2023, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following beneficial owners is: c/o Arlo Technologies, Inc., 2200 Faraday Ave., Suite #150, Carlsbad, California 92008.
	Beneficial Ownership
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Number of Shares Underlying Equity Awards Beneficially Owned (4)	Total Shares Beneficially Owned	Percentage of Total Shares Beneficially Owned
Greater than 5% stockholders
BlackRock, Inc.(1)	13,703,670	—	13,703,670	15.1%
Vanguard Group, Inc.(2)	7,851,933	—	7,851,933	8.7%
PRIMECAP Management Company(3)	4,845,270	—	4,845,270	5.3%
Directors and Named Executive Officers
Matthew B. McRae	1,152,004	348,219	1,500,223	1.6%
Kurtis Binder	12,261	—	12,261	*
Brian Busse	312,793	132,403	445,196	*
Ralph E. Faison	315,970	—	315,970	*
Prashant (Sean) Aggarwal	—	—	—	—
Grady K. Summers	199,675	—	199,675	*
Jocelyn E. Carter-Miller	111,986	—	111,986	*
Catriona M. Fallon	26,790	—	26,790	*
Amy M. Rothstein	54,245	10,000	64,245	*
All current executive officers and directors as a group (9 persons)(5)	2,185,724	490,622	2,676,346	2.9%
Gordon Mattingly	195,848	—	195,848	*
*	Less than one percent.
(1)
Information regarding BlackRock, Inc. (“BlackRock”) is based solely on a Schedule 13G/A filed by BlackRock with the SEC on January 26, 2023. BlackRock’s address is 55 East 52nd Street, New York, NY 10055. The Schedule 13G/A indicates that BlackRock has sole voting power with respect to 13,621,407 shares of common stock and sole dispositive power with respect to all of its shares of common stock.

(2)
Information regarding Vanguard Group, Inc. (“Vanguard”) is based solely on a Schedule 13G/A filed by Vanguard with the SEC on February 9, 2023. Vanguard’s address is 100 Vanguard Blvd, Malvern, PA 19355. The Schedule 13G/A indicates that Vanguard has no sole voting power with respect to its shares of common stock and sole dispositive power with respect to 7,637,496 shares of common stock.

18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(3)
Information regarding PRIMECAP Management Company (“PMC”) is based solely on a Schedule 13G/A filed by PMC with the SEC on February 9, 2023. PMC’s address is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105. The Schedule 13G/A indicates that PMC has sole voting power with respect to 4,407,600 shares of common stock and sole dispositive power with respect to all of its shares of common stock.

(4)
The SEC deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. The shares indicated represent shares underlying stock options exercisable and the restricted stock units (the “RSUs”) vesting within 60 days of March 10, 2023.

(5)	Does not include the shares held by Mr. Mattingly, our former Chief Financial Officer.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 19

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2022, which consist of our principal executive officer and our two other most highly compensated executive officers as of December 31, 2022, and an additional person who served as an executive officer during the year ended December 31, 2022 but was not serving as an executive officer at the end of the year ended December 31, 2022, are:
•	Matthew McRae, our Chief Executive Officer;
•	Kurtis Binder, our Chief Financial Officer(1);
•	Brian Busse, our General Counsel; and
•	Gordon Mattingly, our former Chief Financial Officer(2).
(1)	Mr. Binder joined the Company as Chief Financial Officer, effective September 26, 2022.
(2)	Mr. Mattingly resigned in September 2022.
We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act. To assist our stockholders in understanding our executive compensation-related decisions, this section includes supplemental narratives to describe the material terms of our named executive officers’ 2022 compensation.
Highlights of 2022 Compensation Actions
•	We successfully recruited Mr. Binder to serve as our new Chief Financial Officer following the resignation of Gordon Mattingly.
•
We adopted an Executive Retention Plan in August 2022 and designated Messrs. McRae and Busse as the initial participants. We implemented the Executive Retention Plan in recognition of the significant benefits to us in retaining and incentivizing such named executive officers to continue their employment relationship with us.

•
Pursuant to such Executive Retention Plan, we granted retention cash bonuses and performance stock unit awards (“PSUs”) to each of Messrs. McRae and Busse, in each case that become payable and vest, as applicable, upon achievement by us of certain Cumulative Paid Subscriber thresholds (“CPS PSUs”). In connection with the commencement of his employment with us, we also granted Mr. Binder PSUs that vest upon achievement of certain Cumulative Paid Subscriber thresholds.

•
We also granted two other types of PSUs to certain of our named executive officers that vest based on (i) attainment of certain cash balance goals (“CB PSUs”); and (ii) our stock price performance relative to the Russell 2000 Index total stockholder return measure (“TSR MPSUs”). Further, we granted PSUs to our Chief Executive Officer that vest based on achievement of stock price performance targets (“CEO MPSUs”), as well as time-vesting RSUs to all of our named executive officers.

•
In the aggregate, 89%, 50% and 71% of the stock awards granted to Messrs. McRae, Binder and Busse, respectively, based on the grant date fair value as reported in the Summary Compensation Table, vest based on achievement of performance conditions.

•	95% of our Chief Executive Officer’s total direct compensation was ‘at risk’ and dependent on the performance, as measured based on the Summary Compensation Table.
•	We paid annual performance bonuses in the form of fully-vested RSUs based on achievement of corporate goals.
20

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information regarding the compensation of our named executive officers for services rendered in all capacities to Arlo for the years indicated.
Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4) (5)	Total
Matthew McRae Chief Executive Officer	2022	$790,000	$13,818,702	$790,000	$7,248	$15,405,950
	2021	$750,000	$8,954,297	$750,000	$3,726	$10,458,023
Kurtis Binder Chief Financial Officer	2022	$134,615	$7,020,000	$94,231	$2,040	$7,250,886
Brian Busse General Counsel	2022	$390,000	$1,831,497	$195,000	$26,494	$2,442,991
	2021	$350,000	$715,821	$175,000	$2,452	$1,243,273
Gordon Mattingly(6) Former Chief Financial Officer	2022	$438,462	$2,712,351	$—	$2,933	$3,153,746
	2021	$383,000	$1,486,717	$268,100	$2,526	$2,140,343
(1)
Mr. Binder joined the Company as Chief Financial Officer, effective September 26, 2022. Refer to the “Annual Base Salary” section below for his annual base salary. Mr. Binder’s salary in the table above reflects a partial year of service.

(2)
The amounts reported in this column represent the aggregate grant date fair value of the RSUs, CB PSUs, CPS PSUs, TSR MPSUs, and the CEO MPSUs (each as defined below under “Equity-Based Incentives”) granted to our named executive officers as determined in accordance with the share-based payment accounting guidance under FASB ASC 718 (without regard to estimates of forfeitures).

The grant date fair value of the RSUs reflected in the table above was $1,526,873, $3,510,000 and $523,503 for Messrs. McRae, Binder and Busse, respectively.
The grant date fair value of the CB PSUs reflected in the table above is based on the probable outcome of the applicable performance conditions, as determined under FASB ASC 718, which was $763,441 and $261,747 for Messrs. McRae and Busse, respectively. The maximum number of CB PSUs that the named executive officers can earn is 120% of the target number of the CB PSUs. The corresponding grant date fair value of such CB PSUs, calculated assuming achievement of the maximum level of performance under the applicable performance conditions, would be $916,129 and $314,097 for Messrs. McRae and Busse, respectively.
The grant date fair value of the CPS PSUs reflected in the table above is based on the probable outcome of the applicable performance conditions, as determined under FASB ASC 718, which was $6,590,000, $3,510,000, and $659,000 for Messrs. McRae, Binder, and Busse, respectively. The grant date fair value of the CPS PSUs, calculated assuming achievement of the maximum level of performance was $19,770,000, $3,510,000 and $1,977,000 for Messrs. McRae, Binder and Busse, respectively.
The grant date fair value of the TSR MPSUs reflected in the table above is calculated using a Monte Carlo simulation model based on the probability of achieving the market-based performance goals, as determined under FASB ASC 718, which was $1,129,475 and $387,247 for Messrs. McRae and Busse, respectively. The maximum number of TSR MPSUs that the named executive officers can earn is 200% of the target number of the TSR MPSUs. The corresponding grant date fair value of the TSR MPSUs, calculating assuming achievement of the maximum level of performance under the applicable performance conditions would be $2,258,949 and $774,494 for Messrs. McRae and Busse, respectively.
The grant date fair value of the CEO MPSUs reflected in the table above is calculated using a Monte Carlo simulation model based on the probability of achieving the market-based performance goals, as determined under FASB ASC 718, which was $3,808,913, and the grant date fair value of the CEO MPSUs, calculated assuming achievement of the maximum level of performance was $3,808,913.
Refer to Note 2 in the Notes to Consolidated Financial Statements in Item 8 of Part II of the Annual Report for the assumptions used to estimate fair value at the grant date and the “Equity-Based Incentive” section below for details about the CB PSUs, CPS PSUs, TSR MPSUs and CEO MPSUs grants.
(3)
The amount for 2022 represents amounts earned under our 2022 executive bonus plan, which were paid in the form of fully-vested RSUs in March 2023. Each of Messrs. McRae, Binder and Busse have a target bonus equal to 100%, 70%, and 50% of their respective annual base salary (prorated for Mr. Binder based on his employment commencement date).

(4)	Includes matching contributions under Arlo’s 401(k) plan ($2,000 for each of Messrs. McRae and Busse). Refer to the “401(k) Plan” section below for more details.
(5)	Mr. Busse received a reward of $22,802 for years of service in 2022. Refer to the “Perquisites Health, Welfare and Retirement Benefits” section below for more details.
(6)	Mr. Mattingly resigned in September 2022, at which time he forfeited equity awards valued at $2,450,895.
Compensation Program Overview
Our compensation program for executive officers is designed to encourage our management team to achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.
The compensation of our named executive officers, including our chief executive officer, is generally reviewed and approved by our Compensation and Human Capital Committee on an annual basis.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 21

Annual Base Salary
Our Compensation and Human Capital Committee uses its judgment and experience to set our named executive officers’ target compensation based on performance, scope/strategic impact of role, retention and internal equity. Increases in base salary reflect assessed performance, providing a performance link to this fixed compensation element. Base salaries are generally reviewed and approved by the Compensation and Human Capital Committee each year. As of January 1, 2022, annual base salary increases were approved for Messrs. McRae and Busse to better align their compensation with market levels. The following lists the annual base salary for Messrs. McRae and Busse that became effective as of January 1, 2022, and the annual base salary for Mr. Binder who joined the Company in September 2022:
Name	2022	2021
Matthew McRae	$790,000	$750,000
Kurtis Binder	$500,000	N/A
Brian Busse	$390,000	$350,000
Performance Bonus Compensation
In addition to base salaries, our named executive officers are eligible to receive annual performance-based bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for achievement towards these goals. The annual performance-based bonus that each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals the Board or our Compensation and Human Capital Committee establishes each year. Based on achieving the performance goals, Messrs. McRae, Binder and Busse have the opportunity to earn a target annual performance bonus equal to 100%, 70% and 50% of their annual base salary, respectively (prorated for 2022 based on Mr. Binder’s start date, and which such percentages were unchanged from 2021 with respect to Messrs. McRae and Busse).
For 2022, our named executive officer performance bonuses were dependent upon meeting a target operating income measure for 2022. If we overachieved our target measure, the maximum payout any named executive officer could receive was 120% of target bonus. The full Board set the target measure at a level it felt was rigorous, but achievable with effort and represented a meaningful increase from our level of achievement in 2022. We are not disclosing the target goal information because we believe that disclosure would result in competitive harm, providing competitors with insights into our business operations that would be harmful to us.
During 2022 our team successfully delivered strong results across our entire business, including crossing over to our non-GAAP operating profit for the second time in our history as a public company. After assessing our 2022 performance, the full Board determined that we had achieved our operating income target and accordingly, each of our named executive officers received a performance bonus equal to their target bonus. The 2022 amounts reflected as Non-Equity Incentive Plan Compensation in the Summary Compensation Table for our named executive officers reflect the value of the bonuses earned for 2022 performance under Arlo’s 2022 executive bonus plan. These bonuses were paid in the form of fully-vested RSUs issued in March 2023.
Executive Retention Plan
In August 2022, we adopted an Executive Retention Plan and designated Messrs. McRae and Busse as the initial participants. We implemented the Executive Retention Plan in recognition of the significant benefits to us in retaining and incentivizing such participants to continue their employment relationship with us.
Pursuant to such Executive Retention Plan, we granted retention cash bonuses and PSUs to each of Messrs. McRae and Busse, in each case that become payable or vest, as applicable, upon achievement by us of certain Cumulative Paid Subscriber thresholds (“CPS PSUs”) during a performance period beginning in September 2022 and ending in September 2027.
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EXECUTIVE COMPENSATION
For purposes of the Executive Retention Plan (and Mr. Binder’s PSUs), “Cumulative Paid Subscribers” means, on a cumulative basis, ordinary course paid subscription accounts generated by us which collectively are expected to generate at least a blended 60% margin as reasonably determined in the sole discretion of the Board, the Compensation and Human Capital Committee or their designee.
Upon achievement by us during the performance period of 2 million Cumulative Paid Subscribers, each Participant is entitled to receive a cash payment equal to such Participant’s base amount (“Cash Base Amount”); provided, that, upon achievement of 3, 4 and 5 million Cumulative Paid Subscribers, the cash payments will be increased by an additional incremental amount of 50%, 50% and 100%, respectively, of the Cash Base Amount. The Cash Base Amount for Messrs. McRae and Busse is $2,000,000 and $200,000, respectively.
As summarized below, Messrs. McRae and Busse were also each granted 1,000,000 and 100,000 CPS PSUs (“Base CPS PSU Award”), respectively. Upon achievement by us during the performance period of 2 million Cumulative Paid Subscribers, the Base CPS PSU Award will vest. Further, a number of CPS PSUs will be granted and will vest upon achievement of 3, 4 and 5 million Cumulative Paid Subscribers (50%, 50% and 100% of the Base CPS PSU Award, for each respective threshold).
In the event of a “change in control” (as defined in our 2018 Equity Incentive Plan (the “2018 Plan”)) during the performance period, the right to receive any remaining cash payments and CPS PSUs (or value thereof) not previously paid or granted, respectively, shall be converted to a time-vesting right over the remainder of the performance period, payable and vesting, as applicable, in equal installments on a quarterly basis following such Change in Control, subject to continued employment with the surviving company in such Change in Control.
In the event of certain qualifying terminations related to our change in control during such remaining performance period, the vesting of such converted award rights will accelerate in full, subject to satisfaction of certain conditions by a participant.
Further, if during the performance period, a participant is subject to certain qualifying terminations not related to our change in control, a participant will be entitled to the next incremental cash payment and will vest into any then-outstanding CPS PSUs.
Our full Board set the cumulative paid accounts milestones at target levels it felt would be challenging based upon our historical performance, internal forecasts at the time of approval and industry-wide conditions. As of December 31, 2022, we had not yet achieved 2 million Cumulative Paid Subscribers.
Equity-Based Incentives
Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and Board of Directors, including our named executive officers.
During 2022, we granted each of our named executive officers time-vesting RSUs and performance-vesting RSUs as reflected in the table below (for Mr. Binder, such time-vesting RSUs were granted in connection with the commencement of his employment with us).
The time-vesting RSUs for Messrs. McRae and Busse vest in four equal annual installments beginning on the RSU grant date in January 2022. The time-vesting RSUs for Mr. Binder will vest in five equal annual installments beginning on the RSU grant date in September 2022.
In addition, in the third quarter of fiscal year 2022, we granted to Messrs. McRae, Binder and Busse CPS PSUs that vest based on our achievement of certain Cumulative Paid Subscriber thresholds and their continued employment over a five-year performance period. Such CPS PSUs were granted to Messrs. McRae and Busse in connection with our Executive Retention Plan, as further described above.
		Performance-Vesting RSUs (Target #)
Name	RSUs (#)	CB PSUs	CPA PSUs	TSR MPSUs	CEO MPSUs
Matthew McRae	184,405	92,203	1,000,000	92,202	530,785
Kurtis Binder	750,000	—	750,000	—	—
Brian Busse	63,225	31,612	100,000	31,612	—
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 23

The CB PSUs are eligible to vest based on the extent to which a cash balance milestone is achieved as of December 31, 2022. If such milestone is achieved, the CB PSUs will vest in four equal annual installments measured from the CB PSU grant date, subject to continued service. The maximum number of shares that named executive officers can earn under the CB PSUs is 120% of the target number of the CB PSUs. If the minimum threshold (89% of target) is achieved, named executive officers earn 75% of the target number of the CB PSUs. In January 2023, the Board certified that we had significantly achieved our cash balance milestone and accordingly, Messrs. McRae and Busse became eligible to vest into 88.88% of the CB PSUs, subject to continuous service over the vesting period described above. The full Board set the cash balance milestone at a target level that it felt would be challenging based upon our historical performance, internal forecasts at the time and industry-wide conditions.
The TSR MPSUs are eligible to vest only at the end of the four-year period that begins on the TSR MPSUs grant date, based on the total stockholder return (“TSR”) relative to the Russell 2000 Index (the “Benchmark”) during such four-year period. The target number of PSUs are eligible to vest upon TSR equal to the Benchmark, calculated at the end of such four-year period. The number of PSUs eligible to vest will increase by 3.3% or decrease by 2.5% of the target PSUs for each 1% of positive or negative TSR relative to the Benchmark. In the event the TSR is more than thirty percentage points below the Benchmark, no PSUs will be eligible to vest. In no event will the number of PSUs eligible to vest exceed 200% of the target PSUs. Additionally, if the TSR is negative, the maximum number of PSUs eligible to vest may not exceed 100% of the target PSUs, irrespective of performance exceeding the Benchmark.
The CEO MPSUs are eligible to vest based on our achievement of certain average daily closing prices per share of the common stock, as reported on the NYSE, for any 30 consecutive trading days (the “Price Targets”) during a four-year performance period. There are five Price Targets, each of which, if achieved, result in one-fifth of the target CEO MPSUs becoming eligible to vest: $7.57 per share, $8.69 per share, $9.97 per share, $11.44 per share, $13.20 per share for the July 28, 2021 grant and $9.67 per share, $11.12 per share, $12.79 per share, $14.71 per share, $16.92 per share for the February 3, 2022 grant. To the extent that a Price Target is not achieved during the four-year performance period, the corresponding portion of the CEO MPSUs will be forfeited. Upon achievement of a Price Target, the corresponding CEO MPSUs will become eligible to vest quarterly over the four-year period measured from the date of grant of the CEO MPSUs. The Price Targets were set at rigorous levels that the Board determined, if achieved, would deliver significant appreciation to our stockholders. Specifically, the targets represented premiums ranging from approximately 120% to more than 200% of stock price on the date of grant and, importantly, required such prices to be sustained for a 30 trading day period.
The CPS PSUs granted to Messrs. McRae and Busse are described above under “Executive Retention Plan.”
Clawback Policy
Each of our named executive officer’s equity awards and performance-bonus awards are subject to a Clawback Policy adopted by us in August 2018 (the “Clawback Policy”). Pursuant to the Clawback Policy, if (i) we are required to restate our financial statements, (ii) in the reasonable judgment of the Board or Compensation and Human Capital Committee, the financial statements as so restated would have resulted in less compensation paid to the executive officer if such information had been known at the time the compensation had originally been calculated or determined, and (iii) the executive officer’s intentional misconduct, fraud and/or embezzlement led, in whole or in part, to the restatement of the financial statements, then the Board or Compensation and Human Capital Committee, in its sole discretion and to the extent permitted by law, may require such executive officer to reimburse us for any bonus or other incentive-based or equity-based compensation (or in the case of equity-based compensation, return equity to us) for the amount that such original compensation exceeds the compensation as recalculated for the restated financial statements. We will amend the Clawback Policy, or adopt a new Clawback policy, in order to comply with the final rules adopted by the SEC in October 2022 pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable listing standards thereunder once effective.
Agreements with Our Named Executive Officers
We have entered into employment letters with each of Messrs. McRae, Binder and Busse. The employment letters generally memorialize the executive officer’s initial base salary and target annual bonus, and participation in our employee benefit plans and programs.
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EXECUTIVE COMPENSATION
In addition, we maintain change in control and severance agreements with each of our named executive officers that provide for severance protections, as described below under “Potential Payments upon Termination or Change in Control.”
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation, as applicable. Upon a termination without cause or resignation with good reason that does not occur during the period beginning one month prior to, and ending 12 months following a change in control, Messrs. McRae, Binder, and Busse are each entitled to (1) cash severance equal to the executive officer’s annual base salary and, for Mr. McRae, an additional amount equal to his target annual bonus, (2) 12 months of premiums for health benefits continuation and (3) accelerated vesting of any unvested equity awards that would have vested during the 12 months following the termination date for Mr. McRae and accelerated vesting of any unvested time-based equity awards that would have vested during the 12 months following the termination date for Messrs. Binder, and Busse. Upon a termination without cause or resignation with good reason that occurs during the one month prior to or 12 months following a change in control, Messrs. McRae, Binder, and Busse would be entitled to (1) cash severance equal to a multiple (2 times for Mr. McRae and 1 times for Messrs. Binder, and Busse) of the sum of the executive officer’s annual base salary and target annual bonus, (2) a number of months (24 for Mr. McRae and 12 for Messrs. Binder, and Busse) of premiums for health benefits continuation and (3) vesting of all outstanding, unvested equity awards for Mr. McRae (in the case of CEO MPSUs and TSR PSUs, only to the extent the performance goals for such awards are determined achieved as of such change in control) and vesting of all outstanding, unvested time-based equity awards, PSUs and TSR PSUs (only to the extent the performance goals are determined achieved as of such change in control) for Messrs. Binder, and Busse. Severance will be conditioned upon the execution and non-revocation of a release of claims. The agreements do not provide for any excise tax gross ups. If the merger-related payments or benefits of Messrs. McRae, Binder, and Busse are subject to the 20% excise tax under Section 4999 of the Code, then the executive officer will either receive all such payments and benefits subject to the excise tax or such payments and benefits will be reduced so that the excise tax does not apply, whichever approach yields the best after-tax outcome for the executive officer.
Each of our named executive officers holds equity awards that were granted pursuant to the 2018 Plan. A description of the termination and change in control provisions in the 2018 Plan applicable to the equity awards granted to our named executive officers is provided below under “Equity Benefit Plans” and “Outstanding Equity Awards at Fiscal Year-End” and above under “Equity-Based Incentive Awards” and “Executive Retention Plan.”
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 25

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding equity awards granted to our named executive officers that were outstanding as of December 31, 2022.
		Option Awards					Stock Awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (1)
Matthew McRae	10/19/2017	39,993	—	—	$10.09	10/19/2027	—	$—	—	$—
	4/30/2020(2)	—	—	—	$—	—	271,206(2)	$951,933	271,202(2)	$951,919
	2/5/2021(3)	—	—	—	$—	—	309,069(3)	$1,084,832	137,364(3)	$482,148
	7/28/2021(4)	—	—	—	$—	—	208,340(4)	731,273	454,560(4)	$1,595,506
	1/28/2022(5)	—	—	—	$—	—	276,608(5)	$970,894	92,202(5)	$323,629
	2/3/2022(4)	—	—	—	$—	—	—	$—	530,785(4)	$1,863,055
	9/30/2022(6)	—	—	—	$—	—	—	$—	1,000,000(6)	$3,510,000
Kurtis Binder	9/30/2022(7)	—	—	—	$—	—	750,000(7)	$2,632,500	750,000(7)	$2,632,500
Brian Busse	4/22/2014	699	—	—	$6.90	4/22/2024	—	$—	—	$—
	8/2/2018	41,000	—	—	$16.00	8/2/2028	—	$—	—	$—
	4/30/2020(2)	—	—	—	$—	—	85,035(2)	$298,473	85,034(2)	$298,469
	2/5/2021(3)	—	—	—	$—	—	44,212(3)	$155,184	19,649(3)	$68,968
	1/28/2022(5)	—	—	—	$—	—	94,837(5)	332,878	31,612(5)	$110,958
	9/30/2022(6)	—	—	—	$—	—	—(6)	$—	100,000(6)	$351,000
(1)
Calculated as the product of the closing price of our common stock on the NYSE on December 30, 2022 (the last market trading day in 2022), which was $3.51, and the number of shares subject to the applicable award.

(2)
Represents RSUs, CB PSUs and TSR MPSUs granted in April 2020. The RSUs will vest in three equal annual installments during the period that begins on the RSU grant date. The CB PSUs will vest in three equal annual installments during the period that begins on the CB PSU grant date based on achievement of a cash balance milestone. The TSR MPSUs will vest at the end of the four-year performance period that begins on the TSR MPSUs grant date based on achievement of the common stock relative to the Benchmark during the four-year period from the grant date. The number reflected in the table above is the target number of shares that can be earned under the CB PSUs and the TSR MPSUs. As of December 31, 2022, the unvested shares of RSUs, CB PSUs (at maximum of 120%) and TSR MPSUs (at maximum of 200%) granted in April 2020 were 180,805, 108,481, and 542,404, respectively, for Mr. McRae, and 56,690, 34,014, and 170,068, respectively, for Mr. Busse.

(3)
Represents RSUs, CB PSUs and TSR MPSUs granted in February 2021. The RSUs will vest in three equal annual installments during the period that begins on the RSU grant date. The CB PSUs will vest in three equal annual installments during the period that begins on the CB PSU grant date based on achievement of a cash balance milestone. The TSR MPSUs will vest at the end of the four-year performance period that begins on the TSR MPSUs grant date based on achievement of the common stock relative to the Benchmark during the four-year period from the grant date. The number reflected in the table above is the target number of shares that can be earned under the CB PSUs and the TSR MPSUs. As of December 31, 2022, the unvested shares of RSUs, CB PSUs (at maximum of 120%), and TSR MPSUs (at maximum of 200%) granted in February 2021 were 206,046, 123,628, and 274,728, respectively, for Mr. McRae, and 29,475, 17,684, and 39,298, respectively, for Mr. Busse.

(4)
Represents the CEO MPSUs granted to Mr. McRae. The CEO MPSUs will be eligible to vest over a four-year service vesting schedule measured in substantially equal quarterly installments that began on the CEO MPSUs’ grant date in five equal tranches based on our achievement of certain average daily closing prices per share of the common stock during the performance period.

(5)
Represents RSUs, CB PSUs and TSR MPSUs granted in January 2022. The RSUs will vest in four equal annual installments during the period that begins on the RSU grant date. The CB PSUs will vest in four equal annual installments during the period that begins on the CB PSU grant date based on achievement of a cash balance milestone. The TSR MPSUs will vest at the end of the four-year performance period that begins on the TSR MPSUs grant date based on achievement of the common stock relative to the Benchmark during the four-year period from the grant date. The number reflected in the table above is the target number of shares that can be earned under the CB PSUs and the TSR MPSUs. As of December 31, 2022, the unvested shares of RSUs, CB PSUs (88.88% of target) and TSR MPSUs (at maximum of 200%) granted in January 2022 were 184,405, 81,950, and 184,404, respectively, for Mr. McRae, and 63,225, 28,097, and 63,224, respectively, for Mr. Busse.

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EXECUTIVE COMPENSATION
(6)
Represents CPS PSUs granted to Messrs. McRae and Busse in September 2022. The CPS PSUs subject to four tranches of achievement goal based on the 2,000,000, 3,000,000, 4,000,000, and 5,000,000 of the cumulative paid accounts. Additional 550,000, 550,000, and 1,100,000 shares will be granted following the completion of first, second, and third tranche of goal and will vest when each next goal level is achieved respectively. The number reflected in the table above is the target number of shares that can be earned under the CPS PSUs. As of December 31, 2022, the unvested shares of CPS PSUs (target) granted in September 2022 were 1,000,000, and 100,000, respectively, for Messrs. McRae and Busse.

(7)
Represents RSUs and CPS PSUs granted to Mr. Binder in September 2022. The RSUs will vest in five equal annual installments during the period that begins on the RSU grant date. The CPS PSUs will vest in three equal installments of 250,000 shares when we achieve the cumulative paid accounts of 3,000,000, 4,000,000, 5,000,000. As of December 31, 2022, the unvested shares of RSUs and CPS PSUs (target) were 750,000 and 750,000, respectively. The maximum value of the CPS PSUs, if all three milestones were achieved, is $2,632,500.

Option Repricings
We did not engage in any repricings or other material modifications of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2022.
Perquisites Health, Welfare and Retirement Benefits
Our named executive officers are currently eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as our other employees. In addition, we provide a cash subsidy, which is $50 per pay period, to any employee, including a named executive officer, who does not elect coverage under our company-sponsored medical insurance plans. We also provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “401(k) Plan.” We do not provide any perquisites or personal benefits to our named executive officers not otherwise also provided to our other employees, and on the same basis as to our other employees. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our current named executive officers.
401(k) Plan
We currently maintain a defined contribution employee retirement plan (“401(k) plan”) for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The plan permits us to make discretionary contributions, including matching contributions and discretionary profit-sharing contributions. In fiscal year 2022, we matched 50% of the contributions for employees that remain active through the end of the fiscal year, up to a maximum of $2,000. The 401(k) plan currently does not offer the ability to invest in our securities.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 27

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in (a)) (c) (1)
Equity compensation plans approved by security holders(3)	15,609,855(2)	$10.24	4,084,335
Equity compensation plans not approved by security holders			1,678,568
Total	15,609,855	$10.24	5,762,903
(1)	Includes 4,212,761 shares available for future issuance under the 2018 Plan and 1,550,142 shares available for future issuance under our 2018 Employee Stock Purchase Plan (the “2018 ESPP”).
(2)
Includes shares subject to outstanding RSUs, which RSUs do not carry an exercise price. Accordingly, the weighted average exercise price of outstanding options, warrants and rights (column (b)) excludes the grant of RSUs.

(3)
The number of shares of our common stock reserved under the 2018 Plan will increase on the first day of each fiscal year beginning on January 1, 2019 in an amount equal to the lesser of (1) four percent (4%) of our outstanding shares of common stock as of the last day of the immediately preceding fiscal year and (2) such number of shares as our board of directors may determine; provided, however, that such determination under clause (2) will be made no later than the last day of the immediately preceding fiscal year. The number of shares of our common stock available for issuance under our 2018 ESPP also automatically increases on the first day of each fiscal year beginning on January 1, 2019, in an amount equal to the least of: (1) 1,000,000 shares, (2) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year and (3) such number of shares as our board of directors may determine; provided, however, that such determination under clause (3) will be made no later than the last day of the immediately preceding fiscal year.

Compensation Plan Information
2018 Equity Incentive Plan
Our Board adopted and our stockholders approved the 2018 Plan, which became effective on August 1, 2018.
Initially, 7,500,000 shares of our common stock were available for issuance under the 2018 Plan. On December 31, 2018, 6,822,787 shares of our common stock were added to the 2018 Plan reserve as Adjusted Awards (as defined in the 2018 Plan). In addition, the number of shares of our common stock reserved under the 2018 Plan will increase on the first day of each fiscal year beginning on January 1, 2019 in an amount equal to the lesser of (1) four percent (4%) of our outstanding shares of common stock as of the last day of the immediately preceding fiscal year and (2) such number of shares as our board of directors may determine; provided, however, that such determination under clause (2) will be made no later than the last day of the immediately preceding fiscal year.
The 2018 Plan contains certain annual award limits, and the maximum number of shares and/or cash that may be issued to any one individual (other than any non-employee director) under the 2018 Plan in any fiscal year.
Under the 2018 Plan, no outside director may be granted, in any fiscal year, share-based awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) greater than $500,000, increased to $1,000,000 in the fiscal year of his or her initial service as an outside director, with each of the foregoing limits increased by $25,000 on January 1 of each year during the term of the 2018 Plan.
Stock Options
Each option granted under the 2018 Plan is evidenced by an award agreement specifying the number of shares subject to the option and the other terms and conditions of the option. The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant (except if granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code). However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all of our classes of stock or any of our parent or subsidiary corporations must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant.
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Options are exercisable at such times and under such conditions as the administrator determines and as set forth in the award agreement. Unless otherwise provided in the award agreement, an option subject to only time-based vesting will become fully vested upon termination of a participant’s service for retirement, disability, or death.
The maximum term of an option is specified in the award agreement, provided that options will have a maximum term of no more than ten years, and provided further that an incentive stock option granted to a 10% stockholder must have a term not exceeding five years.
The administrator determines and specifies in each award agreement, solely in its discretion, the post-termination exercise period applicable to an option following a participant’s terminating service with us or our applicable parent, subsidiary, or affiliate. In the absence of such a determination, a participant (or such other appropriate person) will be able to exercise the vested portion of an option for: (1) three months following the participant’s termination for reasons other than retirement, death, or disability, and (2) 12 months following the participant’s termination due to retirement, death, or disability. In no event, however, will an option be exercisable beyond its term.
Restricted Stock Units
RSUs are stock awards under the 2018 Plan which represent a right to receive cash or shares of our common stock at a future date.
RSUs result in a payment to a participant only if the vesting criteria the administrator establishes are achieved or the awards otherwise vest. Unless otherwise provided in the award agreement, RSUs subject to only time-based vesting will become fully vested upon termination of a participant’s service for retirement, disability or death.
After the grant of RSUs, the administrator, in its sole discretion, may reduce or waive any restrictions (including vesting criteria) with respect to such RSUs. Payment of earned RSUs will be made as soon as practicable after the date set forth in the award agreement, and, in the administrator’s sole discretion, will be settled in cash, shares of our common stock, or in a combination of both (which will have an aggregate fair market value equal to the earned RSUs).
Performance Units
Performance units are RSUs that result in a payment to a participant only if specified performance objectives or other vesting provisions are achieved during a specified performance period. Each award of performance units is evidenced by an award agreement specifying the performance period during which achievement of applicable performance objectives or other vesting criteria will be measured and other terms and conditions of the award. Each performance unit has an initial value established by the administrator on or before the grant date.
The administrator sets performance objectives or other vesting provisions, which may be based upon achieving company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis the administrator determines in its discretion.
After the applicable performance period has ended, the holder of performance units will be entitled to receive a payout of the number of performance units or shares earned by the participant over the performance period. The administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Payment of earned performance units or shares will be made as soon as practicable after the end of the applicable performance period, and, in the administrator’s sole discretion, will be made in cash, in shares of equivalent value or any combination of both (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period). A participant will forfeit all performance units or shares that are unearned or unvested as of the date set forth in the award agreement.
Change in Control
The 2018 Plan provides that, in the event of a “change in control” (as defined in the 2018 Plan), each award will be treated as the administrator determines, including that: (1) awards may be assumed or substantially equivalent awards will be substituted by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments to the number and kind of shares and prices; (2) upon written notice to a participant, that the participant’s awards will terminate upon or immediately before the completion of such change in control;
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 29

(3) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part, before or upon completion of such change in control, and, to the extent the administrator determines, terminate upon or immediately before the effectiveness of such merger or change in control; (4) (a) awards will be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date the transaction occurs, or (b) awards will be replaced with other rights or property the administrator selects in its sole discretion; or (5) any combination of the foregoing. The administrator will not be required to treat all awards similarly in the transaction.
An award will not be considered assumed or substituted for unless: (1) the replacement award is the same type as the replaced award, (2) the replacement award has a value equal to the value of the replaced award as determined by the Compensation and Human Capital Committee in its discretion, (3) if the replaced award was equity-based, the replacement award relates to our publicly traded securities or the publicly traded securities of the surviving entity following the change in control, (4) the replacement award contains terms relating to vesting that are substantially identical to those of the replaced award and (5) if the terms and conditions of the replacement award are not less favorable to the participant than the terms and conditions of the replaced award as of the date of the change in control.
If the successor corporation does not assume or substitute for the award, options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all other terms and conditions will be deemed met. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant that the option or stock appreciation right will be exercisable for a period of time the administrator determines in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
With respect to awards granted to our non-employee directors, in the event of a change in control, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and, for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all other terms and conditions met.
Termination or Amendment
The 2018 Plan will automatically terminate ten years from August 1, 2018, unless terminated earlier by our Board. The administrator may amend, alter, suspend or terminate the 2018 Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. In addition, no amendment, alteration, suspension or termination may materially impair the rights of any participant unless mutually agreed in writing otherwise between the participant and the administrator.
Adjusted Awards
With respect to any adjusted awards, to the extent that the terms of the 2018 Plan are inconsistent with the terms of the adjusted award, the terms of the adjusted award are governed by the applicable NETGEAR plan under which the adjusted award was granted and the award agreement pursuant to which the adjusted award was granted.
2018 Employee Stock Purchase Plan
Our Board has adopted and our stockholders have approved the 2018 ESPP, which became effective upon the completion of our initial public offering in August 2018.
The 2018 ESPP provides our eligible employees with an opportunity to purchase shares of our common stock through accumulated payroll deductions. We believe that allowing our employees to participate in the 2018 ESPP provides them with a further incentive to ensure our success and accomplish our corporate goals.
On August 1, 2018, in connection with our initial public offering, we reserved a total of 1,500,000 shares of common stock for issuance under the 2018 ESPP. The number of shares of our common stock available for issuance under our 2018 ESPP also automatically increases on the first day of each fiscal year beginning on January 1, 2019, in an amount equal to the least of: (1) 1,000,000 shares, (2) one percent (1%) of the outstanding shares of our common
30

EXECUTIVE COMPENSATION
stock on the last day of the immediately preceding fiscal year and (3) such number of shares as our board of directors may determine; provided, however, that such determination under clause (3) will be made no later than the last day of the immediately preceding fiscal year.
Eligibility
Generally, each of our common law employees whose customary employment with us is at least twenty (20) hours per week and more than five (5) months in a calendar year is eligible to participate in the 2018 ESPP; except that no employee will be granted an option under the 2018 ESPP (1) to the extent that, immediately after the grant, such employee would own or have the right to purchase five percent (5%) or more of the total combined voting power or value of all classes of our capital stock or any of our parents or subsidiaries, or (2) to the extent that his or her rights to purchase stock under all of our 2018 ESPP accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
Offering Periods and Purchases
Unless the administrator determines otherwise, each offering period during which an option granted pursuant to the 2018 ESPP may be exercised will have a duration of approximately six (6) months.
Unless and until the administrator determines otherwise, the per share purchase price is eighty-five percent (85%) of the fair market value of a share of common stock on the offering date or the exercise date, whichever is lower; provided, however, that the purchase price may be adjusted by the administrator.
The number of whole shares of common stock that a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price.
Termination of Employment/Change in Control
Upon termination of a participant’s employment for any reason, including death or disability, he or she shall be deemed to have elected to withdraw from the 2018 ESPP and any payroll deductions credited to the participant’s account (to the extent not yet used to purchase shares of our common stock) shall be returned to the participant or, in the case of death, to the person or persons entitled thereto as provided in the 2018 ESPP, and such participant’s option will automatically be terminated.
In the event of a “change in control,” as defined in the 2018 ESPP, each option under the 2018 ESPP will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, any offering periods then in progress will be shortened by setting a new exercise date on which such offering period will end. The new exercise date will occur prior to the change of control. Further, the administrator will notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
Director Compensation
Under our non-employee director compensation policy (the “Director Compensation Policy”), our non-employee directors are entitled to receive the following:
Cash Retainer. Our non-employee directors are entitled to receive a $32,000 annual retainer. The Chair of the Board and members and Chairs of each committee of the Board also receive the additional annual retainers described below:
•	Chair. The Chair of the Board will receive an additional annual retainer of $50,000.
•	Audit Committee. Each member (including the Chair) of the Audit Committee will receive an annual retainer of $10,000, and the Chair will receive an additional annual retainer of $12,000.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 31

•
Compensation and Human Capital Committee. Each member (including the Chair) of the Compensation and Human Capital Committee will receive an annual retainer of $7,500, and the Chair will receive an additional annual retainer of $7,500.

•
Nominating and Corporate Governance Committee. Each member (including the Chair) of the Nominating and Corporate Governance Committee will receive an annual retainer of $5,000, and the Chair will receive an additional annual retainer of $5,000.

•
Cybersecurity and Privacy Committee. Each member (including the Chair) of the Cybersecurity and Privacy Committee will receive an annual retainer of $10,000, and the Chair will receive an additional annual retainer of $10,000.

All retainers are paid on a quarterly basis following the end of each quarter and are prorated, as needed, for partial service during such period.
Annual Grant. In addition, on an annual basis, each non-employee director who continues to serve as a non-employee director following each annual meeting of stockholders will receive an annual grant of a number of RSUs equal to $180,000 divided by the NYSE closing price of our common stock on the date of such annual stockholder meeting (rounded down to the nearest whole share), which will become fully vested on the date of the following year’s annual stockholder meeting.
Initial RSU Grant. Upon joining the Board, each non-employee director will be eligible to receive an initial grant of RSUs (the “Initial Grant”) equal to $180,000, with such dollar amount pro-rated for the date of such initial election or appointment in relation to the date of the previous annual meeting of stockholders, divided by the NYSE closing price of our common stock on the date of grant (rounded down to the nearest whole share), which will become fully vested on the date of the next annual stockholder meeting.
Vesting of equity awards held by our non-employee directors will fully accelerate if we are subject to a “change in control” (as defined under the 2018 Plan).
Continuing Education. In order to encourage continuing director education, we reimburse certain director education of $7,000 over a two-year period and we provide continuing education session for the Board, as a whole, to attend in connection with one of its regularly scheduled meetings.
Travel Expenses. Our non-employee directors are entitled to reimbursement for travel and other related expenses incurred in connection with their attendance at meetings of our Board and the committees thereof.
The following table details the compensation of our non-employee directors for the 2022 fiscal year.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Ralph E. Faison(3)	$109,500	$179,998	$289,498
Prashant (Sean) Aggarwal(3)	$60,104	$179,998	$240,102
Grady K. Summers(3)	$60,901	$179,998	$240,899
Jocelyn E. Carter-Miller(3)	$57,000	$179,998	$236,998
Catriona M. Fallon(3)	$59,247	$179,998	$239,245
Amy M. Rothstein(3)	$51,396	$179,998	$231,394
(1)	The fees earned by our non-employee directors in 2022 represent the annual cash retainers discussed above, a portion of which were paid in 2023.
(2)
The amounts included in the “Stock Awards” column represent the grant date fair value of awards granted in 2022 calculated in accordance with FASB ASC 718. In June 2022, each of our then-serving non-employee directors received 27,397 RSUs. Refer to Note 2 in the Notes to Consolidated Financial Statements in Item 8 of Part II of the Annual Report for the assumptions used to estimate fair value at the grant date.

(3)
As of December 31, 2022, each of Messrs. Faison, Aggarwal and Summers, and Mses. Carter-Miller, Fallon and Rothstein held 27,397 RSUs. Ms. Rothstein also held outstanding stock options to purchase 10,000 shares of our common stock.

32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, we enter into transactions with entities in which the amounts involved exceeded or will exceed $120,000, and any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
Employment Arrangements
We currently have written employment letters with our executive officers. For information about our employment agreements with our named executive officers, refer to “Executive Compensation - Agreements with our Named Executive Officers.”
Equity Awards Granted to Executive Officers and Directors
We have granted stock options and RSUs to our executive officers and directors. For information about our stock option and RSU awards to our named executive officers and our directors, refer to “Executive Compensation-Outstanding Equity Awards at Fiscal Year-End” and “Executive Compensation-Non-Employee Director Compensation.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Policies and Procedures for Related Person Transactions
We have a general policy that all material transactions with a related party, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit Committee and its independent members, who will determine whether such transactions or proposals are fair and reasonable to us and our stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at its meetings. Detailed proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, will be provided to our Audit Committee with respect to each issue under consideration, and decisions will be made by our Audit Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our Audit Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 33

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Arlo stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Arlo. Direct your written request to Arlo Technologies, Inc., Attn: Corporate Secretary, 2200 Faraday Ave., Suite #150, Carlsbad, California 92008 or call us at (408) 890-3900 and we will promptly deliver the requested documents or notice. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
34

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:
Why did I receive a notice regarding the availability of proxy materials on the internet?
A:

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice because the Board of Arlo Technologies, Inc. is soliciting your proxy to vote at the 2023 Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this proxy statement. The Annual Meeting will be held virtually on June 23, 2023 at 9:30 a.m., Pacific Time. You can attend the Annual Meeting online by visiting http://www.virtualshareholdermeeting.com/ARLO2023, where you will be able to listen to the meeting live, submit questions and vote online. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return your proxy card that you may request or that we may elect to deliver at a later time, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail the Notice on or about April 28, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
Q:
Will I receive any other proxy materials by mail?
A:
We may send you a proxy card, along with a second Notice, on or after May 4, 2023.
Q:
Why are we holding a virtual Annual Meeting?
A:

We have decided to hold our Annual Meeting virtually again this year, which will be conducted via live audio webcast and online stockholder tools. We believe that our virtual Annual Meeting enables more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, reduces the environmental impact of our Annual Meeting, and provides for cost savings to us and our stockholders. During the Annual Meeting, we will answer appropriate questions submitted during the Annual Meeting to the extent relevant to the business of the Annual Meeting, and as time permits.

Q:
How do I attend the Annual Meeting?
A:

The Annual Meeting will be held online on Friday June 23, 2023 at 9:30 a.m., Pacific Time. You will be able to attend and participate in the Annual Meeting online by visiting http://www.virtualshareholdermeeting.com/ARLO2023, where you will be able to listen to the meeting live, submit questions and vote. You will not be able to attend the Annual Meeting in person. Information on how to vote at the Annual Meeting is discussed below. The Annual Meeting webcast will begin promptly at 9:30 a.m., Pacific Time. We encourage you to access the webcast prior to the start time. Online check-in will begin at 9:15 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Q:
What do I need in order to be able to participate in the virtual Annual Meeting?
A:

You will need the 16-digit control number included on your Notice in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/ARLO2023. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions.

We will have technicians ready to assist you with any technical difficulties you may encounter accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting login page.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 35

Q:
Who can vote at the Annual Meeting?
A:

Only stockholders of record at the close of business on April 24, 2023 will be entitled to vote at the Annual Meeting. On this record date, there were 90,786,908 shares of common stock outstanding and entitled to vote. A complete list of stockholders entitled to vote at the Annual Meeting will be available for a period of ten days ending the day prior to the Annual Meeting at our principal executive offices located at 2200 Faraday Ave., Suite #150, Carlsbad, California 92008. In addition, the list of stockholders will also be available during the Annual Meeting on the virtual meeting site at http://www.virtualshareholdermeeting.com/ARLO2023.

Stockholder of Record: Shares Registered in Your Name
If, on April 24, 2023, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time as instructed below to ensure your vote is counted. If you submit your proxy telephonically or over the internet, you must do so no later than 11:59 p.m., Eastern Time on June 22, 2023. Stockholders who attend the Annual Meeting should follow the instructions at http://www.virtualshareholdermeeting.com/ARLO2023 to vote online during the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 24, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
Q:
What am I voting on?
A:
There are two matters scheduled for a vote:
•	Proposal One: Election of the three Class II directors named herein to hold office until the 2026 annual meeting of stockholders; and
•	Proposal Two: Ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023.
Q:
What if another matter is properly brought before the Annual Meeting?
A:

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q:
How do I vote?
A:

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
•	VOTE ONLINE AT THE ANNUAL MEETING: To vote online during the Annual Meeting, please go to http://www.virtualshareholdermeeting.com/ARLO2023. You will be asked to provide the 16-digit
36

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
control number included on your Notice. Once you have logged into the Annual Meeting, please follow the instructions to vote your shares. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions.
•
VOTE BY PHONE: To vote over the telephone, dial toll-free 1-800-690-6903 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the 16-digit control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 22, 2023 to be counted.

•
VOTE BY INTERNET: You may vote by completing an electronic proxy card at www.proxyvote.com. You will be asked to provide the 16-digit control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 22, 2023 to be counted. We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

•
VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other agent, you should have received a Notice containing voting instructions from that organization rather than from Arlo. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other agent. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.
Q:
How many votes do I have?
A:
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 24, 2023.
Q:
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
A:
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all of the nominees for Class II directors and “For” the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Q:
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
A:

If you are a beneficial owner and do not instruct your brokerage firm, bank, dealer or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Under the rules of NYSE, brokers, banks and other intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under applicable NYSE rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive

Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 37

compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposal One, but may vote your shares on Proposal Two.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Q:
Who is paying for this proxy solicitation?
A:

Arlo will pay for the entire cost of soliciting proxies. In addition to these proxy materials, Arlo’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.

Q:
What does it mean if I receive more than one Notice?
A:

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.

Q:
Can I change my vote after submitting my proxy?
A:
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to Arlo’s Corporate Secretary at 2200 Faraday Ave., Suite #150, Carlsbad, California 92008.
•	You may attend the Annual Meeting and vote online at that time. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most recent proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your brokerage firm, bank, dealer or other agent as a nominee, you should follow the instructions provided by such brokerage firm, bank, dealer or other agent.
Q:
When are stockholder proposals and director nominations due for next year’s annual meeting?
A:

To be considered for inclusion in our proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 29, 2023, to the attention of the Corporate Secretary of Arlo, 2200 Faraday Ave., Suite #150, Carlsbad, California 92008. If we hold next year’s annual meeting more than 30 days before or after June 23, 2024 (the one-year anniversary date of the Annual Meeting), we will disclose the new deadline by which stockholder proposals must be received to be considered for inclusion in our proxy statement for that annual meeting under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. Stockholder proposals are subject to applicable rules under the Exchange Act. The timely submission of such a proposal (including a director nomination) does not guarantee its inclusion in our proxy materials. In addition, the amended and restated bylaws establish an advance notice procedure for stockholders who wish to bring forth a proposal, including a director nomination, before an annual meeting of stockholders but which are not included in our proxy statement. If you wish to submit such a proposal (including a director nomination) that is to be brought before next year’s annual meeting, you must do so between January 25, 2024 and February 24, 2024. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received not later than the close of business on the tenth day following the day notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. You are also advised to

38

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
review the amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations. The timely submission of such a proposal (including a director nomination) does not guarantee it will be brought before the annual meeting.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Exchange Act, no later than April 25, 2024.
Q:
What are “broker non-votes”?
A:

When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Q:
How are votes counted?
A:

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, for the proposal to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal One. Abstentions will be counted towards the vote total for Proposal Two and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Q:
How many votes are needed to approve each proposal?
A: •
For Proposal One, the election of directors, the three nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. While “Withhold” votes and broker non-votes will have no effect on the outcome of the vote, we have adopted a Majority Voting in Uncontested Elections Policy pursuant to which any nominee for director at the Annual Meeting would be required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director receives a greater number of “Withhold” votes than votes “For” such election. For more information on this policy see the section titled “Information Regarding the Board of Directors and Corporate Governance—Corporate Governance Guidelines.”

•
To be approved, Proposal Two, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for its fiscal year ending December 31, 2023, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

Q:
What is the quorum requirement?
A:

A quorum of stockholders is necessary to hold the Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 90,786,908 shares outstanding and entitled to vote. Thus, the holders of 45,393,455 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 39

Q:
How can I find out the results of the voting at the Annual Meeting?
A:

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

40

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

Matthew McRae
Chief Executive Officer and Director
April 28, 2023
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Arlo Technologies, Inc., Attn: Corporate Secretary, 2200 Faraday Ave., Suite #150, Carlsbad, California 92008.
Arlo Technologies, Inc. Notice of 2023 Annual Meeting and Proxy Statement 41

arlo

ARLO TECHNOLOGIES, INC.
2200 FARADAY AVENUE
STE. 150
CARLSBAD, CA 92008

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 22, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARLO2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15078-P92114 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARLO TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Prashant (Sean) Aggarwal
02) Amy Rothstein
03) Grady Summers

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V15079-P92114

ARLO TECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 23, 2023 9:30 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matt McRae and Brian Busse, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARLO TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, PDT on June 23, 2023, virtually via live webcast at www.virtualshareholdermeeting.com/ARLO2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side